Exhibit 10.10

INVESTOR SUBSCRIPTION AGREEMENT

This Investor Subscription Agreement (this “Agreement”) is made and entered into as of November 21, 2012, by and among American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and American Homes 4 Rent, LLC, a Delaware limited liability company (the “Purchaser”). The Company and the Purchaser are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to grant Purchaser an option to purchase, on or prior to November 21, 2015 or at the time of the initial public offering of the Company, whichever occurs first, 3,333,334 of the Company’s Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in consideration of the payment of $50,000,010 in cash (the date on which such purchase to occur being referred to as the “Option Closing”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Purchase and Sale of Securities.

(a) At the Option Closing, upon the Purchaser providing the Company with notice of its desire to exercise its option to purchase 3,333,334 additional Common Shares and subject to the terms and conditions of this Agreement: (i) the Purchaser shall purchase, and the Company shall issue, sell and deliver to the Purchaser, 3,333,334 Common Shares and (ii) the Purchaser shall pay, in consideration for such shares, $50,000,010 in cash.

(b) The Purchaser shall make the payment at the Option Closing, as applicable, in cash by wire transfer of immediately available funds to an account designated by the Company.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Option Closing, that the Purchaser is acquiring the Common Shares pursuant to Section 1 hereof, as follows:

(a) Purchase for Investment.

(i) The Purchaser is a limited liability company, duly formed, validly organized and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

(ii) The Purchaser understands that the Common Shares being purchased hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws (“Blue Sky Laws”), in reliance upon exemptions contained in the Securities Act and Blue Sky Laws and any applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless, among other things, such Common Shares subsequently are so registered or qualify for exemption from registration under the Securities Act and Blue Sky Laws, and that the certificates representing such Common Shares, if any, shall bear a legend noting such restrictions as described in Section 4 hereof.

(iii) That the Common Shares being purchased hereunder are being acquired under this Agreement by the Purchaser in good faith solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Securities Act, and that the Common Shares shall not be disposed of by the Purchaser in contravention of the Securities Act or any applicable Blue Sky Laws.

(iv) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Common Shares, and the Purchaser understands and is able to bear any economic risks associated with such investment (including the inherent risk of losing all or part of its investment in such Common Shares).

(v) The Purchaser is personally and directly familiar with business that is conducted and is intended to be conducted by the Company, including financial matters related to such business, has been given the opportunity to ask questions of, and receive answers from, the trustees of the Company concerning the business and financial affairs of the Company, and the terms and conditions of its purchase of such Common Shares, and has had further opportunity to obtain any additional information desired (including information necessary to verify the accuracy of the foregoing).

(vi) The Purchaser has had an opportunity, to the full extent it deemed necessary or desirable, to inform its legal and/or financial advisers of the terms, nature and risks of investing in the Common Shares at this time, and to consult with them as appropriate about the investment.

(vii) The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(b) Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Purchaser and this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, reorganization, fraudulent transfer, other laws affecting creditors’ rights generally, and to general principles of equity.

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof and as of the Option Closing as follows:

(a) Organization, Power and Authority, and Qualification. The Company is a real estate investment trust, duly formed, validly existing and in good standing under the laws of the State of Maryland, and has the real estate investment trust power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

(b) Binding Obligation. This Agreement has been duly, authorized, executed and delivered by the Company and this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, reorganization, fraudulent transfer, other laws affecting creditors’ rights generally, and to general principles of equity.

(c) Title to Securities. Upon the Purchaser’s payment of the purchase price therefor and delivery by the Company to the Purchaser of the certificates for the Common Shares which the Purchaser is acquiring pursuant to Section 1 hereof, (i) the Common Shares to be issued at the Option Closing will be duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, and (ii) the Purchaser will acquire the Common Shares, free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, and encumbrances of any nature whatsoever, other than those imposed by law, or contemplated by this Agreement or those that result from action by the Purchaser.

4. Legends. All certificates representing Common Shares to be issued at the Option Closing shall bear a legend in substantially the following form:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.”

5. Miscellaneous Provisions.

(a) Efforts. Each Party hereby agrees to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by facsimile or receipted overnight courier services shall be deemed duly given on the business day received if received prior to 5:00 p.m. local time or on the following business day if received after 5:00 p.m. local time or on a non-business day, addressed to the respective parties hereto as follows (or to such other representative or at such other address as such Party may furnish to the other Party in writing):

To the Company:	Address: 22917 Pacific Coast Highway Suite 300 Malibu, California 90265 Attn: General Counsel Fax No.: 310-774-5333

with a copy (which shall not constitute notice) to:	Address: Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Attn: James E. Showen, Esq. Fax No.: 202-637-5910

To the Purchaser:	Address: 22917 Pacific Coast Highway Suite 300 Malibu, California 90265 Attn: General Counsel Fax No.: 310-774-5333

with a copy (which shall not constitute notice) to:	Address: Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Attn: James E. Showen, Esq. Fax: 202-637-5910

(c) Governing Law; Arbitration. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply). Except as otherwise expressly provided in this Agreement, if a dispute arises from or relates to this Agreement or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute by mediation before a mediator satisfactory to both parties before resorting to arbitration. Any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, then in effect. The arbitration award shall be final and conclusive upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The mediation and arbitration proceedings shall be held in the city in which the Company is headquartered at the time of such mediation and arbitration proceedings. The arbitration proceedings shall be conducted before one (1) neutral arbitrator who has been actively engaged in the practice of corporate and business law for at least fifteen (15) years. The arbitrator shall have authority to award any remedy or relief that a court of the State of Maryland could order or grant, including specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator’s compensation and the administrative costs of the arbitration shall be borne by the parties in the manner set forth in the arbitration award, as determined by the arbitrator. The arbitrator shall award reasonable attorneys’ fees, costs, and expert witness fees to the substantially prevailing party, if any.

(d) Binding Effect. Subject to any provisions in this Agreement restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

(e) Assignment. Each Party agrees that it shall not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

(f) Integration, Amendment and Waiver. This Agreement constitutes the entire agreement among the Parties hereto with respect to the matters set forth herein and supersede and render of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

(g) Execution in Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

(h) Severability. If any part of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

(i) Headings. Section headings, titles and captions contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

IN WITNESS WHEREOF, each of the Parties has caused this Subscription Agreement to be duly executed as of the date first written above.

THE COMPANY:

AMERICAN HOMES 4 RENT,
a Maryland real estate investment trust

By:	/s/ David Singelyn
Name: David Singelyn
Title: Chief Executive Officer

THE PURCHASER:

AMERICAN HOMES 4 RENT, LLC,
a Delaware limited liability company

By:	/s/ Peter J. Nelson
Name: Peter J. Nelson
Title: Chief Financial Officer